As filed with the Securities and Exchange Commission on February 17, 2016

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TRUPANION, INC.
(Exact name of Registrant as specified in its charter)

Delaware	83-0480694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
907 NW Ballard Way
Seattle, Washington 98107
(855) 727 - 9079
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
2014 Equity Incentive Plan
2014 Employee Stock Purchase Plan
(Full title of the plans)
Darryl Rawlings
Chief Executive Officer
Trupanion, Inc.
907 NW Ballard Way
Seattle, WA 98107
(855) 727-9079
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:
Alan Smith, Esq.
James Evans, Esq.
Amanda Rose, Esq.
Fenwick & West LLP
1191 Second Avenue
Seattle, WA 98101
(206) 389-4510
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value
— To be issued under the 2014 Equity Incentive Plan	1,160,686 (2)	$8.50 (4)	$9,865,831	$994
— To be issued under the 2014 Employee Stock Purchase Plan	290,171(3)	$7.23 (5)	$2,096,486	$211
Total	1,450,857		$11,962,317	$1,205

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the Registrant’s 2014 Equity Incentive Plan or 2014 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2014 Equity Incentive Plan as of January 1, 2016.

(3)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2014 Employee Stock Purchase Plan as of January 1, 2016.

(4)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 9, 2016.

(5)
Calculated solely for the purposes of this offering under Rules 457(c) and (h) of the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on February 9, 2016, multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2014 Employee Stock Purchase Plan.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Trupanion, Inc. (the “Registrant”) is filing this Registration Statement with the SEC to register:

(i)
1,160,686 additional shares of common stock under the Registrant’s 2014 Equity Incentive Plan (“EIP”), pursuant to the provisions of the EIP providing for an automatic increase in the number of shares reserved for issuance under the EIP on January 1, 2016; and

(ii)
290,171 additional shares of common stock under the Registrant’s 2014 Employee Stock Purchase Plan (“ESPP”), pursuant to the provisions of the ESPP providing for an automatic increase in the number of shares reserved for issuance under the ESPP on January 1, 2016.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2014 (Registration No. 333-197514). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission pursuant to Section 13 of the Exchange Act;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c)
the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-36537) filed on July 11, 2014 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein and specific sections that are furnished and not filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed/Furnished
Number	Exhibit Description	Form	File No.	Exhibit	Exhibit Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-36537	3.1	8/28/2014

4.2	Restated Bylaws of the Registrant	10-Q	001-36537	3.2	8/28/2014

4.3	Form of Registrant’s Common Stock certificate	S-1	333-196814	4.1	6/16/2014

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm					X

23.2	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2014 Equity Incentive Plan and forms of stock option award agreement, restricted stock award agreement, restricted stock agreement and restricted stock unit award agreement thereunder	S-1	333-196814	10.3	6/16/2014

99.2	2014 Employee Stock Purchase Plan	S-1	333-196814	10.4	6/16/2014

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, State of Washington, on this 17th day of February 2016.

TRUPANION, INC.

By: /s/ Darryl Rawlings
Darryl Rawlings
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Darryl Rawlings and Michael Banks, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Darryl Rawlings Darryl Rawlings	Chief Executive Officer and President (Principal Executive Officer)	February 17, 2016
/s/ Michael Banks Michael Banks	Chief Financial Officer (Principal Financial and Accounting Officer)	February 17, 2016
/s/ Chad Cohen Chad Cohen	Director	February 17, 2016
/s/ Michael Doak Michael Doak	Director	February 17, 2016
/s/ Robin Ferracone Robin Ferracone	Director	February 17, 2016
/s/ Dan Levitan Dan Levitan	Director	February 17, 2016
/s/ H. Hays Lindsley H. Hays Lindsley	Director	February 17, 2016
/s/ Murray Low Murray Low	Director	February 17, 2016
/s/ Glenn Novotny Glenn Novotny	Director	February 17, 2016
/s/ Howard Rubin Howard Rubin	Director	February 17, 2016